UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

June 26, 2012

Date of Report (Date of earliest event reported)

CYPRESS SEMICONDUCTOR CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1–10079	94-2885898
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

198 Champion Court

San Jose, California 95134-1599

(Address of principal executive offices)

(408) 943-2600

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On June 26, 2012, Cypress Semiconductor Corporation (the “Company”) entered into a Credit and Guaranty Agreement (the “Credit Agreement”) by and among the Company, the Guarantors (as defined below), the lenders from time to time party thereto (the “Lenders”), Morgan Stanley Senior Funding, Inc., as administrative agent and collateral agent, JPMorgan Chase Bank, N.A. and Silicon Valley Bank, as syndication agents, and Bank of America N.A., JPMorgan Chase Bank, N.A., Royal Bank of Canada, UBS Securities LLC and Union Bank N.A., as documentation agents.

The Credit Agreement provides for a $430,000,000 revolving credit facility (the “Revolving Credit Facility”). The Company may request borrowings under the Revolving Credit Facility until June 26, 2017. The Credit Agreement also contains an increase option permitting the Company, subject to certain requirements, to arrange with the Lenders and/or new lenders for up to an aggregate of $250,000,000 in additional commitments, which commitments may be for revolving loans or term loans. The proceeds of the loans made under the Credit Agreement may be used for working capital, acquisitions, stock re-purchases and general corporate purposes. The Company borrowed $53,000,000 of loans under the Revolving Credit Facility on June 26, 2012 and an additional $100,000,000 of loans under the Revolving Credit Facility on June 27, 2012.

The obligations under the Credit Agreement are guaranteed by certain present and future wholly-owned material domestic subsidiaries of the Company (the “Guarantors”) and secured by a security interest in substantially all assets of the Company and the Guarantors.

The loans under the Revolving Credit Facility will bear interest, at the Company’s option, at an adjusted base rate plus a spread of 1.25%, or an adjusted LIBOR rate plus a spread of 2.25%. The Company is also obligated to pay other customary closing fees, arrangement fees, commitment fees, administration fees and letter of credit fees for a credit facility of this size and type.

All outstanding loans under the Revolving Credit Facility, together with all accrued and unpaid interest, are due on June 26, 2017. The Company may prepay the loans and terminate the commitments, in whole or in part, at any time without premium or penalty. In addition, the revolving loan commitments may be reduced and outstanding loans may become mandatorily prepayable upon the receipt of proceeds from certain asset sales or casualty events (subject to customary reinvestment rights).

The Credit Agreement contains customary affirmative and negative covenants, including covenants that limit or restrict the Company’s and its subsidiaries’ ability to, among other things, incur indebtedness, grant liens, merge or consolidate, dispose of assets, pay dividends or make distributions, make investments or acquisitions, enter into restrictive agreements and enter into certain transactions with affiliates, in each case subject to customary exceptions for a Credit Agreement of this size and type. The Company is also required to maintain compliance with a minimum fixed charge coverage ratio, a maximum total leverage ratio and a maximum secured leverage ratio, and to maintain a minimum level of liquidity.

The Credit Agreement contains customary events of default such as, among others, non-payment defaults, defaults due to the inaccuracy of representations and warranties, covenant defaults, cross defaults to material indebtedness, bankruptcy and insolvency defaults, material judgment defaults, defaults due to the unenforceability of guarantees or collateral documents, ERISA defaults and a default due to a change of control. The occurrence of an event of default could result in the acceleration of all outstanding obligations under the Credit Agreement. Under certain circumstances, a default interest rate will apply on all outstanding obligations during the existence of an event of default under the Credit Agreement at a per annum rate equal to 2.00% above the otherwise applicable interest rate (or, in certain circumstances, the base rate).

Certain of the Lenders and their affiliates have engaged in, and may in the future engage in, other commercial dealings in the ordinary course of business with the Company or its affiliates. They have received, or may in the future receive, customary fees and commissions for those transactions.

The foregoing description is qualified in its entirety by reference to the Credit Agreement and the Pledge and Security Agreement, which are attached as Exhibits 10.1 and Exhibit 10.2, respectively, to this Current Report and are incorporated herein by reference.

Item 1.02 Termination of a Material Definitive Agreement

In connection with the execution of the Credit Agreement described in Item 1.01, “Entry into a Material Definitive Agreement,” the Amended and Restated Loan Agreement, dated as of March 2, 2009, by and between the Company, as borrower, and Silicon Valley Bank, as lender (as amended, the “Existing Loan Agreement”), was terminated effective June 26, 2012, and all amounts outstanding under that agreement, including the outstanding principal balance of $50,000,000, were paid in full. A description of the material terms of the Existing Loan Agreement can be found under Item 1.01 in the Form 8-K filed by the Company with the Securities and Exchange Commission on June 13, 2012, and such description is incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth under Item 1.01, “Entry into a Material Definitive Agreement,” is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits

Exhibit	Description

10.1	Credit and Guaranty Agreement, dated as of June 26, 2012, by and among Cypress Semiconductor Corporation, the guarantors from time to time party thereto, the lenders from time to time party thereto, Morgan Stanley Senior Funding, Inc., as administrative agent and collateral agent, JPMorgan Chase Bank, N.A. and Silicon Valley Bank, as syndication agents, and Bank of America N.A., JPMorgan Chase Bank, N.A., Royal Bank of Canada, UBS Securities LLC and Union Bank N.A., as documentation agents.

10.2	Pledge and Security Agreement, dated as of June 26, 2012, by and among Cypress Semiconductor Corporation and the other grantors from time to time party thereto, and Morgan Stanley Senior Funding, Inc., as collateral agent.

99.1	Press release issued by Cypress Semiconductor Corporation on June 27, 2012.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CYPRESS SEMICONDUCTOR CORPORATION

Date: June 27, 2012	By:	/s/ Brad W. Buss
Brad W. Buss
Executive Vice President, Finance and Administration and Chief Financial Officer

EXHIBIT INDEX

Exhibit	Description

10.1	Credit and Guaranty Agreement, dated as of June 26, 2012, by and among Cypress Semiconductor Corporation, the guarantors from time to time party thereto, the lenders from time to time party thereto, Morgan Stanley Senior Funding, Inc., as administrative agent and collateral agent, JPMorgan Chase Bank, N.A. and Silicon Valley Bank, as syndication agents, and Bank of America N.A., JPMorgan Chase Bank, N.A., Royal Bank of Canada, UBS Securities LLC and Union Bank N.A., as documentation agents.

10.2	Pledge and Security Agreement, dated as of June 26, 2012, by and among Cypress Semiconductor Corporation and the other grantors from time to time party thereto, and Morgan Stanley Senior Funding, Inc., as collateral agent.

99.1	Press release issued by Cypress Semiconductor Corporation on June 27, 2012.